EXHIBIT 99.1

WCA Waste Corporation Announces Third Quarter 2005 Results

                   -- Revenue Increased 49 Percent
                   -- Operating Income Increased 90 Percent

HOUSTON, Nov. 2, 2005 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the third quarter ended September 30, 2005. Revenue increased 49% to $29,498,000 over the $19,842,000 that was reported for the same period last year. Operating income increased 90% to $4,932,000 over the $2,597,000 that was reported over the quarter ended September 30, 2004. Net income was $1,325,000, or $0.09 per share.

The Company noted key highlights for the third quarter ended September 30, 2005 as compared to the same period last year:

  --  Revenue increase 49%
  --  Operating income increased 90%
  --  EBITDA increased 71.6%
  --  EBITDA margin of 29.8% vs. 25.8%
  --  Internalization rate of 78.4% vs. 76.0%
  --  Net income increased 15.4%
  --  The Company reported increased net income even though we incurred considerably higher costs from interest, fuel,
      weather and public company compliance

For the nine-month period ended September 30, 2005, the Company reported revenue of $81,435,000, representing a 54% increase over the $52,847,000 that was reported for the nine months ended September 30, 2004. For the nine-month period, net income, including the deferred financing cost write-off of $850,000, net of tax, was $2,915,000, or $0.19 per share. Without the charge, net income would have been $3,765,000, or $0.25 per share.

Tom Fatjo, Jr., Chairman of WCA Waste Corporation stated "We are pleased with our financial and operational results for the quarter and year-to-date period ended September 30, 2005. The positive results of our acquisition program are evident. Since our initial public offering in June 2004, we have completed 17 acquisitions having an estimated annual "run rate" revenue of $61 million. Our annual revenue and EBITDA "run-rate" of approximately $129 million and $38.5 million respectively have more than doubled in the last 16 months." WCA Waste Corporation will be hosting a conference call to discuss third quarter earnings at 8:30 a.m. Eastern Standard Time on November 3, 2005.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of nineteen landfills, twenty-one transfer stations/material recovery facilities and twenty-three collection operations located throughout Alabama, Arkansas, Florida, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquisition candidates and from other sources and estimates developed by us. In this press release and in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing our revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses) and add that annualized number to our revenues. In computing our estimated "EBITDA" or "Adjusted EBITDA" "run-rates" we apply the same principles in that we use in computing what our credit facilities refer to as "pro-forma adjusted EBITDA," which is an internal, non-GAAP estimate intended to provide a forecast of the potential effects resulting from acquired businesses based on assumed adjustments to items of revenue, income and expense, as well as non-cash non-recurring items and assumed internalization from acquired businesses, attributable to the transaction and having an ongoing impact that management believes to be reasonable and factually supportable. "Run-rate" estimates of EBITDA and Adjusted EBITDA for one or more acquired businesses are determined separately by applying similar principles and adjustments with respect to information provided by the acquired businesses. Such estimates are reported to the lenders under our credit facilities and to our board of directors. Actual revenues, EBITDA and Adjusted EBITDA may or may not equal the estimated "run-rate."

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "-Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2004, to which we refer you for additional information.

The WCA Waste Corporation logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1736

 WCA --- 3rd Quarter 2005 Earnings
 Release Information

                         WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                             (Unaudited)

                              Three Months Ended   Nine Months Ended
                                September 30,        September 30,
                              ------------------   -----------------
                               2005      2004        2005    2004
                             --------  --------   --------  --------
                            (In thousands, except per share amounts)

 Revenue                     $ 29,498  $ 19,842   $ 81,435  $ 52,847
 Expenses:
 Cost of services              18,870    13,557     52,482    35,484
 Depreciation and amortization  3,846     2,357     10,297     6,368
 Accretion expense                 38        64        114       192
 General and administrative:
  Stock-based compensation
   charge                         183        --        320    11,532
  Other general and
   administrative               1,629     1,267      5,520     3,633
                             --------  --------   --------  --------
                               24,566    17,245     68,733    57,209
                             --------  --------   --------  --------
 Operating income (loss)        4,932     2,597     12,702    (4,362)
 Other income (expense):
 Interest expense, net         (2,734)     (866)    (6,613)   (3,394)
 Write-off of deferred
  financing costs and debt
  discount                        (14)       --     (1,308)       --
 Other                             14       169         27       267
                             --------  --------   --------  --------
                               (2,734)     (697)    (7,894)   (3,127)
                             --------  --------   --------  --------
 Income (loss) before income
 taxes                          2,198     1,900      4,808    (7,489)
 Income tax (provision)
  benefit                        (873)     (752)    (1,893)    2,433
                             --------  --------   --------  --------
 Net income (loss)           $  1,325  $  1,148   $  2,915  $ (5,056)
                             ========  ========   ========  ========
 PER SHARE DATA (Basic
  and diluted):
 Net income (loss)           $   0.09  $   0.08   $   0.19  $  (0.48)
                             ========  ========   ========  ========
 WEIGHTED AVERAGE SHARES
 OUTSTANDING (Basic)           15,362    14,819     15,343    10,506
                             --------  --------   --------  --------
 WEIGHTED AVERAGE SHARES
 OUTSTANDING (Diluted)         15,385    14,819     15,382    10,506
                             --------  --------   --------  --------

                      Non-GAAP Financial Measures
 --------------------------------------------------------------------

 Our management evaluates our performance and potential acquisition candidates based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income) before interest expense (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization.

 We believe EBITDA is useful to an investor in evaluating our operating performance because:

 -- it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

 -- it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

 -- it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses EBITDA:

 -- as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

 -- as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market  as well as other considerations;

 -- in presentations to our board of directors to enable them to have the same consistent measurement basis of operating
    performance used by management;

 -- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

 -- as a basis for incentive cash bonuses paid to our executive officers and other employees;

 -- to assess compliance with financial ratios and covenants included in our credit facility; and

 -- in communications with investors, lenders, and others, concerning our financial performance.

 In March 2003, the Securities and Exchange Commission, or the
 Commission, adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the Commission, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.
 The following presents a reconciliation of the total EBITDA to net income (loss) (in thousands):

                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                 -----------------   -----------------
                                   2005     2004       2005     2004
                                 -------   -------   -------   -------
 Total EBITDA                    $ 8,792   $ 5,123   $23,026   $ 2,273
 Depreciation and amortization    (3,846)   (2,357)  (10,297)   (6,368)
 Interest expense, net            (2,734)     (866)   (6,613)   (3,394)
 Write-off of deferred financing
  costs and debt discount            (14)       --    (1,308)       --
 Income tax (provision) benefit     (873)     (752)   (1,893)    2,433
                                 -------   -------   -------   -------
 Net income (loss)               $ 1,325   $ 1,148   $ 2,915   $(5,056)
                                 =======   =======   =======   =======

 In considering EBITDA results, our management also takes various adjustments (especially for non-operational expenses) into account in evaluating performance in order to provide it with what it believes to be a better view of ongoing operational performance. Thus, for example, in our evaluations we exclude the stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit) in the prior year period as these are non-cash charges related to our former parent company's outstanding stock option plan. We do not exclude stock-based compensation expense related to our restricted share plan as it is a recurring expense. We make similar adjustments in evaluating acquisition candidates for non-recurring items. The following presents a reconciliation of EBITDA to Adjusted EBITDA (in thousands):

                            Three Months Ended    Nine Months Ended
                              September 30,         September 30,
                            ------------------    ------------------
                              2005      2004        2005      2004
                            -------    -------    -------    -------
 Total EBITDA,
  per above                 $ 8,792    $ 5,123    $23,026    $ 2,273
 Stock-based
  compensation charge            --         --         --     11,532
                            -------    -------    -------    -------
 Adjusted EBITDA            $ 8,792    $ 5,123    $23,026    $13,805
                            =======    =======    =======    =======
 As a percentage
  of revenue                   29.8%      25.8%      28.3%      26.1%

 Our EBITDA and Adjusted EBITDA, as we define them, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with
 GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 ---------------------------------------------------------------------
                         (Dollars in millions)

                                                Nine Months Ended
                                               September 30, 2005
                                            -------------------------
 Revenue Breakdown:
    Collection                               $ 51.1           50.0%
    Disposal                                   35.2           34.4%
    Transfer                                   13.6           13.3%
    Other                                       2.4            2.3%
                                            ---------       ---------
      Total                                   102.3          100.0%
    Intercompany eliminations                 (20.9)
                                            ---------
      Total reported revenue                 $ 81.4
                                            =========

 Internalization of Disposal:
 Three Months ended September 30, 2005         78.4%
 Nine Months ended September 30, 2005          77.4%

 Debt to Capitalization:
    Long-term debt including
     current maturities                     $ 132.2
    Total Equity                               83.1
                                            ---------
      Total capitalization                  $ 215.3
                                            =========
      Debt-to-total capitalization             61.4%

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          (713) 292-2400